Exhibit 10.3

Independent Auditors' Consent

The Board of Directors
Imperial Chemical Industries PLC

We consent to incorporation by reference in the registration statement ( No. 333–14220) on Form F–3 and the registration statements (Nos. 333–12988, 333–13000, 333–13002, 333–13642,and 333–13644) on Form S–8 of our report dated 12 February 2003 with respect to the consolidated balance sheets of Imperial Chemical Industries PLC and subsidiaries as of 31 December 2002 and 2001 and the related consolidated profit and loss accounts, statement of total recognized gains and losses, statement of cash flow and reconciliations of movements in shareholders' funds for each of the years in the three year period ended 31 December 2002 included herein. Our report refers to the adoption of FRS No. 19 “Deferred Tax”.

KPMG Audit Plc
Chartered Accountants
Registered Auditor
London
26 March 2003